Exhibit 99.1

Red Hat Reports First Quarter Results for Fiscal Year 2019

  First quarter total revenue of $814 million, up 20% year-over-year, or 17% in constant currency
  First quarter Application Development-related and other emerging technology subscription revenue of $189 million, up 37% year-over-year, or 32% in constant currency
  First quarter operating cash flow of $346 million, up 34% year-over-year
  Quarter-end deferred revenue balance of $2.4 billion, up 19% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 21, 2018--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the first quarter of fiscal year 2019 ended May 31, 2018.

“The move to hybrid cloud architecture continues to be a strategic priority for our customers. We again delivered strong revenue growth in Q1 as customers continued to adopt our cloud enabling technologies for their applications,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “For instance, we are driving strong growth in both subscription and services revenues for our OpenShift technologies as more customers modernize their applications in Linux containers for their hybrid cloud and digital transformation initiatives.”

“The first quarter of FY19 started as expected with double digit year-over-year growth across a number of our financial metrics, including 20% total revenue growth in U.S. dollars or 17% measured in constant currency, 25% growth in GAAP operating income, 19% growth in non-GAAP operating income, and 34% growth in operating cash flow. In addition, we also drove 48% year-over-year growth in the number of deals over one million dollars in the quarter which is evidence of our ability to expand our technology footprint with customers,” stated Eric Shander, Executive Vice President and Chief Financial Officer of Red Hat. “As in March when we gave our annual guidance, we continue to expect strong demand for our hybrid cloud enabling technologies. Given the headwinds that have developed in foreign exchange rates since that time, we are adjusting our full year total revenue guidance by approximately $50 million, solely to account for the change in FX rates.”

On March 1, 2018, we adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, now commonly referred to as Accounting Standards Codification Topic 606 (“ASC 606”), using the full retrospective method of transition, which requires that the standard be applied to all periods presented. The adoption of ASC 606 did not materially impact our total revenues as previously reported for fiscal years 2018 and 2017 and it had no impact on net cash provided by or used in operating, investing or financing activities. The primary impact of adopting ASC 606 relates to the deferral of incremental commission and other costs of obtaining contracts with customers. Previously, we deferred only direct and incremental commission costs to obtain a contract and amortized those costs over the contract term as the revenue was recognized and, under the new standard, we now also defer related fringe benefit costs. The results in this Press Release apply these changes to the current period and adjust prior periods, which are detailed in the Supplemental Information section of the Press Release.

Revenue: Total revenue for the quarter was $814 million, up 20% in USD year-over-year, or 17% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $712 million, up 19% in USD year-over-year, or 16% measured in constant currency. Subscription revenue in the quarter was 87% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $522 million, an increase of 14% in USD year-over-year, or 11% measured in constant currency. Subscription revenue from Application Development-related and other emerging technology offerings for the quarter was $189 million, an increase of 37% in USD year-over-year, or 32% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $112 million, up 25% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the first quarter was $168 million, up 19% year-over-year. For the first quarter, GAAP operating margin was 13.8% and non-GAAP operating margin was 20.7%. Non-GAAP references in this release are detailed in the tables below.

Net Income: GAAP net income for the quarter was $113 million, or $0.59 diluted earnings per share (“EPS”), compared with GAAP net income of $75 million, or $0.41 diluted EPS, in the year-ago quarter.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $133 million, or $0.72 diluted EPS, as compared to $104 million, or $0.58 diluted EPS, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes dilution that is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $346 million for the first quarter, an increase of 34% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2018 was $2.5 billion after repurchasing approximately $150 million, or 949,000 shares, of common stock in the first quarter. The remaining balance in the current repurchase authorization as of May 31, 2018 was approximately $249 million.

Deferred revenue: At the end of the first quarter, the company’s total deferred revenue balance was $2.4 billion, an increase of 19% year-over-year. The positive impact to total deferred revenue from changes in foreign exchange rates was $16 million year-over-year. On a constant currency basis, total deferred revenue would have been up 18% year-over-year.

Outlook: Red Hat’s outlook assumes current business conditions and current foreign currency exchange rates.

For the full year:

  Revenue is expected to be approximately $3.375 billion to $3.410 billion in USD.
  GAAP operating margin is expected to be approximately 16.4% and non-GAAP operating margin is expected to be approximately 23.9%.
  Diluted GAAP EPS is expected to be approximately $2.36 to $2.40, assuming 191 million diluted shares outstanding. Diluted non-GAAP EPS is expected to be approximately $3.44 to $3.48, assuming 185 million diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $4 million per quarter forecast for other income and an estimated annual effective tax rate of approximately 22.5% before discrete tax items.
  Operating cash flow is expected to be approximately $1.035 billion to $1.045 billion.

For the second quarter:

  Revenue is expected to be approximately $822 to $830 million in USD.
  GAAP operating margin is expected to be approximately 15.1% and non-GAAP operating margin is expected to be approximately 23.0%.
  Diluted GAAP EPS is expected to be approximately $0.50, assuming 191 million diluted shares outstanding. Diluted non-GAAP EPS is expected to be approximately $0.81, assuming 185 million diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $4 million forecast for other income and an estimated annual effective tax rate of 22.5% before discrete tax items.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $215 million and amortization of intangible assets of approximately $39 million. Full year diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $20 million and an estimated annual effective tax rate of approximately 22.5% before discrete tax items. Additionally, full year diluted non-GAAP EPS excludes approximately $46 million of discrete tax benefits related to share-based compensation that are included in full year diluted GAAP EPS. Full year diluted non-GAAP EPS excludes approximately 6 million diluted shares related to the convertible notes, which are expected to be offset by our convertible note hedge transactions.

Second quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $55 million and amortization of intangible assets of approximately $10 million. Second quarter diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 22.5% before discrete tax items. Additionally, second quarter diluted non-GAAP EPS excludes approximately $7 million of discrete tax benefits related to share-based compensation that are included in second quarter diluted GAAP EPS. Second quarter diluted non-GAAP EPS excludes approximately 6 million diluted shares related to the convertible notes, which are expected to be offset by our convertible note hedge transactions.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; risks related to errors or defects in our offerings and third-party products upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2018	2017 (1)
Revenue:
Subscriptions	$711,521	$596,508
Training and services	102,009	80,288
Total revenue	813,530	676,796

Cost of revenue:
Subscriptions	52,173	43,633
Training and services	70,526	57,063
Total cost of revenue	122,699	100,696

Gross profit	690,831	576,100

Operating expense:
Sales and marketing	348,815	294,323
Research and development	166,506	137,163
General and administrative	63,354	54,870
Total operating expense	578,675	486,356

Income from operations	112,156	89,744
Interest income	7,834	3,993
Interest expense	6,319	6,085
Other expense, net	(2,194)	(586)

Income before provision for income taxes	111,477	87,066
(Benefit) provision for income taxes	(1,713)	11,752
Net income	$113,190	$75,314

Net income per share:
Basic	$0.64	$0.42
Diluted	$0.59	$0.41
Weighted average shares outstanding:
Basic	177,302	177,243
Diluted	190,739	181,810

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	May 31, 2018	February 28, 2018 (1)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,768,480	$1,724,132
Investments in debt and equity securities, short-term	329,872	318,358
Accounts receivable, net	498,964	806,744
Prepaid expenses	247,175	267,197
Other current assets	61,123	25,666
Total current assets	2,905,614	3,142,097

Property and equipment, net	196,653	206,105
Goodwill	1,278,708	1,288,830
Identifiable intangibles, net	220,176	224,953
Investments in debt securities, long-term	428,777	430,442
Deferred tax assets, net	82,826	92,606
Other assets, net	78,807	89,460
Total assets	$5,191,561	$5,474,493
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$359,706	$427,139
Deferred revenue, short-term	1,721,300	1,853,719
Other current obligations	685	843
Convertible notes	194,544	23,806
Total current liabilities	2,276,235	2,305,507

Deferred revenue, long-term	723,207	741,453
Convertible notes	554,503	744,194
Other long-term obligations	205,672	205,215
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	2,399,925	2,416,080
Retained earnings	1,733,270	1,619,688
Treasury stock, at cost	(2,657,774)	(2,525,072)
Accumulated other comprehensive loss	(43,501)	(32,596)
Total stockholders’ equity	1,431,944	1,478,124
Total liabilities and stockholders’ equity	$5,191,561	$5,474,493

(1) Derived from audited financial statements except for line items adjusted by the retrospective application of ASC 606.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2018	2017 (1)
Cash flows from operating activities:
Net income	$113,190	$75,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,054	21,817
Amortization of debt discount and transaction costs	5,838	5,540
Deferred income taxes	(3,395)	7,917
Share-based compensation expense	46,005	43,718
Net amortization of bond premium on debt securities available for sale	743	2,436
Other	1,097	961
Changes in operating assets and liabilities:
Accounts receivable	299,439	208,761
Other receivables	(35,160)	(19,397)
Prepaid expenses	25,382	12,024
Accounts payable and accrued expenses	(28,642)	(55,326)
Deferred revenue	(104,592)	(45,717)
Other	(800)	(176)
Net cash provided by operating activities	346,159	257,872

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	(108,336)	(149,524)
Proceeds from maturities of investment in debt securities available for sale	87,004	112,041
Proceeds from sales of investment in debt securities available for sale	525	14,324
Proceeds from sales of strategic equity investments	1,300	—
Purchase of developed software and other intangible assets	(2,866)	(1,774)
Purchase of property and equipment	(12,963)	(25,900)
Other	(986)	—
Net cash used in investing activities	(36,322)	(50,833)

Cash flows from financing activities:
Proceeds from exercise of common stock options	875	2,968
Proceeds from employee stock purchase program	15,262	11,761
Payments related to net settlement of share-based compensation awards	(77,094)	(41,010)
Purchase of treasury stock	(150,019)	(61,987)
Payments on other borrowings	(299)	(443)
Repayments of convertible notes	(25,953)	—
Net cash used in financing activities	(237,228)	(88,711)

Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(28,261)	21,321
Net increase in cash, cash equivalents and restricted cash	44,348	139,649
Cash, cash equivalents and restricted cash at beginning of the period	1,724,132	1,090,808
Cash, cash equivalents and restricted cash at end of the period	$1,768,480	$1,230,457

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2018	2017 (1)

Reconciliation items included in Consolidated Statements of Operations:

Non-cash share-based compensation expense:
Cost of revenue	$5,128	$3,948
Sales and marketing	19,520	20,612
Research and development	14,782	13,447
General and administrative	6,575	5,711
Total share-based compensation expense	$46,005	$43,718

Amortization of intangible assets expense:
Cost of revenue	$6,141	$3,836
Sales and marketing	1,362	1,459
Research and development	34	34
General and administrative	2,373	1,826
Total amortization of intangible assets expense	$9,910	$7,155

Total non-cash interest expense related to the debt discount	$5,007	$4,867

Transaction costs related to business combinations	$11	$142

Reconciliation of GAAP results to non-GAAP adjusted results:

GAAP net income	$113,190	$75,314
GAAP provision for income taxes	(1,713)	11,752
GAAP income before provision for income taxes	$111,477	$87,066

Add: Non-cash share-based compensation expense	46,005	43,718
Add: Amortization of intangible assets expense	9,910	7,155
Add: Non-cash interest expense related to the debt discount	5,007	4,867
Add: Transaction costs related to business combinations	11	142
Non-GAAP adjusted income before provision for income taxes	$172,410	$142,948
Non-GAAP provision for income taxes (2)	39,302	38,702
Non-GAAP adjusted net income (basic and diluted)	$133,108	$104,246

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	190,739	181,810
Dilution offset from convertible note hedge transactions	(5,686)	(1,593)
Non-GAAP diluted weighted average shares outstanding	185,053	180,217

Non-GAAP adjusted net income per share:
Basic	$0.75	$0.59
Diluted	$0.72	$0.58

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2018	2017 (1)
(2) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$172,410	$142,948
GAAP estimated annual effective tax rate	22.5%	26.8%
Provision for income taxes on non-GAAP adjusted income before discrete tax benefits	$38,792	$38,310
Discrete tax expense (benefit), excluding discrete benefits related to share-based compensation	510	392
Provision for income taxes on non-GAAP adjusted income, excluding impact from discrete tax benefits related to share-based compensation	$39,302	$38,702

GAAP gross profit	$690,831	$576,100
Add: Non-cash share-based compensation expense	5,128	3,948
Add: Amortization of intangible assets expense	6,141	3,836
Non-GAAP gross profit	$702,100	$583,884

Non-GAAP gross margin	86.3%	86.3%

GAAP operating expenses	$578,675	$486,356
Deduct: Non-cash share-based compensation expense	(40,877)	(39,770)
Deduct: Amortization of intangible assets expense	(3,769)	(3,319)
Deduct: Transaction costs related to business combinations	(11)	(142)
Non-GAAP adjusted operating expenses	$534,018	$443,125

GAAP operating income	$112,156	$89,744
Add: Non-cash share-based compensation expense	46,005	43,718
Add: Amortization of intangible assets expense	9,910	7,155
Add: Transaction costs related to business combinations	11	142
Non-GAAP adjusted operating income	$168,082	$140,759

Non-GAAP adjusted operating margin	20.7%	20.8%

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,	Year-Over-Year
	2018	2017	Growth Rate
Subscription and services revenue:
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$522,402	$457,961	14.1%
Adjustment for currency impact	(13,938)	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$508,464	$457,961	11.0%

Application Development-related and other emerging technology offerings	$189,119	$138,547	36.5%
Adjustment for currency impact	(6,130)	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$182,989	$138,547	32.1%

GAAP subscription revenue	$711,521	$596,508	19.3%
Adjustment for currency impact	(20,068)	—
Non-GAAP subscription revenue on a constant currency basis	$691,453	$596,508	15.9%

GAAP training and services revenue	$102,009	$80,288	27.1%
Adjustment for currency impact	(2,450)	—
Non-GAAP training and services revenue on a constant currency basis	$99,559	$80,288	24.0%

GAAP total revenue	$813,530	$676,796	20.2%
Adjustment for currency impact	(22,518)	—
Non-GAAP total revenue on a constant currency basis	$791,012	$676,796	16.9%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances:
	Deferred Revenue
	Current	Long-Term	Total
Balance at May 31, 2017	$1,486,409	$567,755	$2,054,164
Constant currency change in deferred revenue	221,272	152,893	374,165
Impact from foreign currency translation	13,619	2,559	16,178
Balance at May 31, 2018	$1,721,300	$723,207	$2,444,507

Year-over-year growth rate	15.8%	27.4%	19.0%
Year-over-year growth rate on a constant currency basis	14.9%	26.9%	18.2%

Revenue growth by geographical segment:
	Americas	EMEA	APAC	Consolidated
Total revenue for the three months ended May 31, 2018	$500,306	$195,148	$118,076	$813,530
Adjustment for currency impact	1,970	(21,041)	(3,447)	(22,518)
Total revenue on a constant currency basis for the three months ended May 31, 2018	$502,276	$174,107	$114,629	$791,012

Total revenue for the three months ended May 31, 2017	$438,380	$143,671	$94,745	$676,796

Year-over-year growth rate	14.1%	35.8%	24.6%	20.2%
Year-over-year growth rate on a constant currency basis	14.6%	21.2%	21.0%	16.9%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

The primary impact of adopting ASC 606 related to the deferral of incremental commission and other costs of obtaining contracts with customers. Certain unaudited financial statement information as adjusted to reflect the Company’s adoption of ASC 606 is set forth below. The adjustments resulting from ASC 606 are reflected in presentations of both GAAP and non-GAAP financial information.

Consolidated balance sheets:

	February 28, 2018
	As Reported (1)	Adjustments	As Adjusted
Prepaid expenses	$260,092	$7,105	$267,197
Deferred tax assets, net	$93,300	$(694)	$92,606
Other assets, net	$87,924	$1,536	$89,460
Accounts payable and accrued expenses	$427,086	$53	$427,139
Retained earnings	$1,611,794	$7,894	$1,619,688

(1) Derived from audited financial statements.

Consolidated statements of operations:

	Three Months Ended May 31, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$296,459	$(2,136)	$294,323
Net income	$73,190	$2,124	$75,314
Net income per share:
Basic	$0.41	$0.01	$0.42
Diluted	$0.40	$0.01	$0.41

	Three Months Ended August 31, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$278,548	$(231)	$278,317
Net income	$96,859	$229	$97,088
Net income per share:
Basic	$0.55	$—	$0.55
Diluted	$0.53	$—	$0.53

	Three Months Ended November 30, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$308,388	$(305)	$308,083
Net income	$101,306	$303	$101,609
Net income per share:
Basic	$0.57	$—	$0.57
Diluted	$0.54	$0.01	$0.55

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended February 28, 2018
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$315,181	$(618)	$314,563
Net income	$(12,552)	$392	$(12,160)
Net income per share:
Basic	$(0.07)	$—	$(0.07)
Diluted	$(0.07)	$—	$(0.07)

	Twelve Months Ended February 28, 2018
	As Reported (1)	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$1,198,576	$(3,290)	$1,195,286
Net income	$258,803	$3,048	$261,851
Net income per share:
Basic	$1.46	$0.02	$1.48
Diluted	$1.40	$0.02	$1.42

(1) Derived from audited financial statements.

CONTACT:
Media Contact:
Red Hat, Inc.
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Red Hat, Inc.
Tom McCallum, 919-754-4630
tmccallum@redhat.com